UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2005

Sun Life Assurance Company of Canada (U.S.)

(Exact name of registrant as specified in its charter)

Delaware	2-99959, 33-29851, 33-31711, 33-41858, 333-77041, 333-62837, 333-45923, 333-45923, 333-88069, 33-43008, 33-58853, 333-39306, 333-46566, 333-82816, 333-82824, 333-111636 and 333-11699	04-2461439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sun Life Executive Park,
Wellesley Hills, Massachusetts	02481
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (781) 237-6030

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed in the registrant's Annual Report on Form 10-K for the year ended December 31, 2004, the registrant, Sun Life Assurance Company of Canada (U.S.) (the "Company") and certain of its subsidiaries are cooperating with the U.S. Securities and Exchange Commission ("SEC") in its continuing investigations and examinations with respect to various issues. As a result of these investigations and examinations, the Company is engaged in discussions with the SEC that may lead to settled administrative actions involving the Company and certain of its subsidiaries. The Company will record a provision associated with such matters, effective as of March 31, 2005. While it is not possible to predict the final outcome of the Company's discussions with the SEC, management expects that the ultimate resolution of these matters will not be material to the financial condition of the Company. However, the provision will have a material adverse effect on the Company's operating results for the quarterly period ending March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
Sun Life Assurance Company of Canada (U.S.)
(Registrant)

Date: May 2, 2005	By: /s/ Gary Corsi
Gary Corsi
Vice President and Chief Financial Officer

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